News Release

Woodward Governor Company
5001 North Second Street
P.O. Box 7001
Rockford, IL 61125-7001
Tel: 815-877-7441
Fax: 815-639-6050

FOR IMMEDIATE RELEASE

CONTACT: Rose Briani-Burden

Business Communications
815-639-6282

Woodward Announces Dividend Payment

Fort Collins, Colo., July 23, 2008—Woodward Governor Company (NASDAQ: WGOV)
announced today that its Board of Directors has approved a quarterly cash dividend of $0.06 per share, payable on September 2, 2008 to shareholders of record as of August 15, 2008.
About Woodward
Woodward is an independent designer, manufacturer, and service provider of energy control and optimization solutions for engines, aircraft and industrial turbines, and electrical power system equipment. The company’s innovative fluid energy, combustion control, electrical energy, and motion control systems help customers offer cleaner, more reliable and cost-effective equipment. Woodward is headquartered in Fort Collins, Colo., USA and serves global markets in aerospace, power and process industries, and transportation. Visit our website at www.woodward.com.

The statements in this release concerning the company’s future sales, earnings, business performance, prospects, and the economy in general reflect current expectations and are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from projections or any other forward-looking statement and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward’s Annual Report and Form 10-K for the year ended September 30, 2007, the Quarterly Report Form 10-Q for the quarters ended
December 31, 2007 and March 31, 2008, and the Quarterly Report Form 10-Q for
the quarter ended June 30, 2008, to be filed shortly.

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